UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2007

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-08895	33-0091377
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

3760 Kilroy Airport Way, Suite 300
Long Beach, California		90806
(Address of Principal Executive Offices)		(Zip Code)

(562) 733-5100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events

On October 2, 2007, HCP, Inc. (the “Company”) entered into an underwriting agreement with Goldman, Sachs & Co. (the “Underwriter”), pursuant to which the Company agreed to issue and sell 9 million shares of the Company’s common stock, par value $1.00 per share, in an underwritten public offering. The Company granted the Underwriter a 10-day option to purchase up to an additional 1,350,000 shares of common stock to cover any over-allotments.  The net proceeds from the offering will be used to repay a portion of the Company’s outstanding indebtedness under its bridge loan. The press release announcing the pricing of the offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits

(d)                                 Exhibits

1.1                                 Underwriting Agreement between the Company and the Underwriter, dated October 2, 2007.

5.1                                 Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

99.1                           Press Release announcing pricing of the common stock offering, dated October 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HCP, INC.
(Registrant)

Date: October 5, 2007	By:	/s/ Edward J. Henning
Edward J. Henning
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Attached as exhibits to this Current Report on Form 8-K are the documents listed below:

Exhibit No.	Description

1.1	Underwriting Agreement between the Company and the Underwriter, dated October 2, 2007.

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

99.1	Press Release announcing pricing of the common stock offering, dated October 2, 2007.